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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Qwest Communications International Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-30123, 333-40050, 333-50061, 333-56323, 333-61725, 333-65345, 333-74622, 333-84877, 333-87246, 333-91424, 333-111923 and 333-111924) on Form S-8 of Qwest Communications International Inc. of our reports dated October 8, 2003, with respect to the consolidated balance sheets of Qwest Communications International Inc. as of December 31, 2002, 2001, and 2000, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years then ended, and the related consolidated financial statement schedule, Schedule II—Valuation and Qualifying Accounts, which reports appear in the December 31, 2002 annual report on Form 10-K/A of Qwest Communications International Inc.

Our reports refer to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, and Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

Our reports also refer to the restatement of the Company's consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years then ended, which consolidated financial statements were previously audited by other independent auditors who have ceased operations.

/s/ KPMG LLP

Denver, Colorado
November 4, 2004

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Consent of Independent Registered Public Accounting Firm